                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 10, 2008


                            WESTBRIDGE RESEARCH GROUP
             (Exact Name of Registrant as Specified in Its Charter)


California                             2-92261            95-3769474

(State or Other Jurisdiction   (Commission File Number)   (IRS Employer
of Incorporation)                                         Identification Number)


                      1260 Avenida Chelsea, Vista, CA 92081
               (Address of principal executive offices) (Zip Code)


Registrant's Telephone Number, Including Area Code:  (760) 599-8855


                                 Not Applicable
                          ----------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 2 pages.

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Westbridge Research Group (the "Company") entered into an employment agreement with Lawrence Parker, Ph.D. ("Dr. Parker"). Prior to that time, Dr. Parker did not have an employment agreement with the Company. The employment agreement provides that Dr. Parker is to continue to serve as the Vice President and Director of Research and Development of the Company for a term commencing October 1, 2008 and ending November 30, 2011.

         Dr. Parker's base salary will be $85,000 per year with annual reviews which may result in an increase or decrease of the base salary, but any decrease cannot be for more than ten percent of the prior year's base salary without the written agreement of Dr. Parker. Dr. Parker will also be entitled to a bonus paid out annually based on the financial performance of the Company and other factors determined by the Company's President at the President's sole discretion. Although not under this employment agreement, but under a similar bonus plan, Dr. Parker received in 2007 a bonus of $23,800. Dr. Parker was not granted stock options in connection with this employment agreement, however in 2008 he received an option to purchase up to 40,000 shares of the Company's common stock under the Company's Stock Option Plan at $1.53 per share. Dr. Parker will receive commissions with rates and terms to be reviewed and approved annually by the Company's President. During fiscal 2007, Dr. Parker earned approximately $22,000 in commission income.

         Dr. Parker may terminate the employment agreement at any time by giving the Company 120 days written notice. The employment agreement will also terminate upon the death or complete disability of Dr. Parker, although his salary would continue for six months thereafter. The Company may terminate Dr. Parker's employment agreement "for cause" as defined in the employment agreement, in which case there will be no severance or continuation pay.

         The employment agreement also provides that Dr. Parker will receive such insurance coverage, pension plans and vacation time as is available under the Company's policies. In the event of termination of the employment agreement, Dr. Parker has the right to assume the key-person insurance policy that the Company has in place covering his life.

         The foregoing description of Dr. Parker's employment agreement is qualified in its entirety by reference to the employment agreement attached as
Exhibit 10.1 to this Current Report and incorporated herein by reference.


ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are filed herewith:


         EXHIBIT NUMBER   DESCRIPTION
         --------------   -----------

             10.1 Employment Agreement between Westbridge Research Group and Lawrence Parker


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WESTBRIDGE RESEARCH GROUP



Date:   October 10, 2008                      By: /s/ Christine Koenemann
                                                  ------------------------------
                                                  Christine Koenemann, President


                                       2